Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Damon Wright
Sr. Director, Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.com

Epicor® Reports 2009 Third Quarter Results

Non-GAAP EPS of $0.13 Per Diluted Share; Cash Flow from Operations of Approximately $17.0 Million

IRVINE, Calif. — October 29, 2009 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, today reported financial results for its third quarter ended September 30, 2009. All results should be considered preliminary pending the Company’s filing of its quarterly report on Form 10-Q.

Total revenue for the 2009 third quarter was $98.6 million, with GAAP net income of $0.4 million, or $0.01 per diluted share. This compares to 2008 third quarter revenue of $135.8 million, and GAAP net income of $2.7 million, or $0.05 per diluted share.

Non-GAAP1 net income for the 2009 third quarter was $7.8 million, or $0.13 per diluted share, compared to non-GAAP net income of $11.4 million, or $0.19 per diluted share in the 2008 third quarter.

Epicor Chairman, President and CEO George Klaus commented, “We continued to do an excellent job executing to – or above – our publicly stated financial objectives in the face of challenging economic conditions. Non-GAAP earnings per share exceeded the top end of our guidance by 30 percent, and total revenues were above the mid-point of our previously provided expectations in what has always been a seasonably slower quarter for Epicor.

“Epicor’s executive team did an exceptional job of managing the areas under Epicor’s control. Prudent expense management, coupled with delivering on our commitment to continue to improve consulting margins, helped lead to adjusted EBITDA margins of approximately 15 percent, the highest to-date for the 2009 year and up one percentage point over the 2009 second quarter. Maintenance revenues grew sequentially in the third quarter,” Klaus said, “an affirmation of our expectations that the second quarter

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Epicor Reports Q3 2009 Results

was the bottom for maintenance revenue this year, which helped to drive cash flow from operations of approximately $17.0 million and free cash flow2 of $10.8 million during the third quarter. Our strong cash generating capabilities enabled us to pay down our credit facility by another $6.5 million during the quarter, while increasing our cash balances by nearly $10.0 million to $95.5 million. Our software pipelines have strengthened meaningfully, we are seeing good uptake for Epicor 9, our retail markets are showing signs of improvement and, as reflected in our financial guidance, we expect to have a strong fourth quarter, which we believe bodes well for growth in 2010.”

Business Outlook: Due to the uncertainty and limited visibility in the global economy, IT spending and exchange rate fluctuations, the Company will continue to provide forward looking guidance one quarter at a time.

2009 fourth quarter total revenue is expected to be $104 to $106 million, with non-GAAP earnings per diluted share3 for the 2009 fourth quarter expected to be $0.13 to $0.15.

Balance Sheet Summary: The Company’s balance sheet at September 30, 2009, included cash and cash equivalents of $95.5 million. The balance sheet benefited from cash flow from operations of approximately $17.0 million and free cash flow of $10.8 million during the 2009 third quarter, which helped support approximately $6.5 million in pay downs on the Company’s credit facility during the quarter. The Company’s total debt balance as of September 30, 2009, consists primarily of the $230 million obligation to holders of the Company’s 2.375% senior convertible notes (less the debt discount described below of $44.2 million) and $72.5 million of borrowings under the Company’s credit facility, currently priced at LIBOR plus 4.0%.

At the end of the 2009 third quarter, net accounts receivable was approximately $78.9 million. The Company had solid cash collections of approximately $110.0 million during the 2009 third quarter. Days sales outstanding (DSOs) in the 2009 third quarter were down to 74, compared to 78 in the second quarter of 2009. Deferred revenue at the end of the 2009 third quarter was $90.1 million.

Effective January 1, 2009, the Company adopted new accounting guidance related to the accounting for convertible debt instruments that may be settled in cash upon conversion, and retroactively applied this change to all periods presented herein. This standard requires the Company to change the previous accounting method for its $230 million convertible notes. Accordingly, the Company recorded a $61.8 million debt discount as Additional Paid in Capital, as of the notes’ issuance date of May 15, 2007. At September 30, 2009, the debt discount was $44.2 million.

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Epicor Reports Q3 2009 Results

The Company is amortizing the debt discount through the date at which the Company can begin to redeem the notes, which is May 15, 2014. The Company recognized interest expense of $3.4 million and $3.2 million related to the convertible debt for the three months ended September 30, 2009 and 2008, respectively, of which $1.4 million is a cash expense in each period.

Earnings Conference Call

The Company will hold an investor and analyst conference call today at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time.

When:	Thursday, October 29, 2009

Time:	2:00 p.m. PT

Dial in:	+1 (888) 516-2377 or outside the U.S. +1 (719) 325-2306

Conf ID:	Epicor 2009 Third Quarter Earnings Call

Webcast:	http://ir.epicor.com

On the call, Chairman, President and CEO George Klaus and Executive Vice President and CFO Michael Pietrini will review 2009 third quarter earnings. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at http://ir.epicor.com and will be archived for thirty days following the call on the Company’s Web site.

1Please see the reconciliations to GAAP measures provided at the end of this press release.

2Free cash flow is a non-GAAP measure. The Company calculates free cash flow as adjusted EBITDA, plus stock-based compensation, less capital expenditures, cash paid for income taxes and net interest. Please refer to the table below for a complete reconciliation.

3The Company’s 2009 fourth quarter non-GAAP earnings per diluted share guidance excludes current expectations for fourth quarter amortization of intangible assets of approximately $7.1 million, fourth quarter stock-based compensation expense of approximately $1.8 million and approximately $2.0 million in non-cash interest expense for the fourth quarter related to amortization of debt discount. 2009 fourth quarter non-GAAP earnings per share expectations assume a weighted average share count of 60.8 million shares.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and enterprise retail software solutions that enable

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Epicor Reports Q3 2009 Results

companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor celebrates 25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

# # #

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

This press release contains certain statements which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected revenues (including growth rates), earnings and earnings per share (including on a non-GAAP basis), non-GAAP free cash flow, the Company’s products, market share, business model, sales pipelines and opportunities, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include, but are not limited to, changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, including Epicor 9; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends; and other factors discussed in Epicor’s annual report on Form 10-K for the year ended December 31, 2008 and other reports Epicor files with the SEC. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Non-GAAP Earnings Measure. The Company uses non-GAAP earnings measures, adjusted EBITDA, EBITDA margins and free cash flow in this press release. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and,

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Epicor Reports Q3 2009 Results

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

The non-GAAP financial measures for 2008 and 2009 used by the Company are defined to exclude amortization of intangible assets, stock-based compensation expense, amortization of long-term debt discount from the Company’s May 2007 convertible note offering, the write-off of in-process research and development, the write off of debt issuance fees, loss on settlement of option contracts to hedge foreign currency risk on the purchase price of NSB, loss on interest rate swaps and restructuring and other non-recurring expenses, which includes costs associated with workforce reductions. The non-GAAP financial measures for 2009 used by the Company are also defined to reflect income taxes at a 38% tax rate.

Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Management also believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation. Management believes it is appropriate to exclude costs associated with the in-process research and development charge, the loss on settlement of option contracts to hedge foreign currency risk on the purchase price of NSB, debt issuance fees and the amortization of long-term debt discount from the Company’s May 2007 convertible note offering, loss on interest rate swaps as well as restructuring and other charges, which included costs associated with the integration of NSB into Epicor and costs associated with workforce reductions, because these charges are not related to the Company’s ongoing business operations and it allows for more accurate comparisons of our operating results to our peer companies. Finally, management believes that using a 38% tax rate is appropriate because it allows comparisons of our operating results that are more consistent with prior periods presented, as well as more accurate comparisons of our operating results to our peer companies.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

- TABLES FOLLOW –

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Epicor Reports Q3 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2009	December 31, 2008
		(As Adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$95,481	$89,764
Accounts receivable, net	78,947	90,624
Deferred income taxes	8,995	8,627
Inventory, net	2,849	5,068
Prepaid expenses and other current assets	13,637	11,064

Total current assets	199,909	205,147
Property and equipment, net	28,805	31,987
Deferred income taxes	41,718	42,858
Intangible assets, net	91,214	113,556
Goodwill	368,132	363,589
Other assets	11,772	14,061

Total assets	$741,550	$771,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,746	$13,913
Accrued expenses	40,048	45,177
Current portion of long-term debt	197	10,169
Current portion of accrued restructuring costs	2,156	4,073
Current portion of deferred revenue	89,873	92,361

Total current liabilities	145,020	165,693

Long-term debt, less current portion	258,539	265,257
Accrued restructuring costs	4,558	5,412
Deferred revenue	222	319
Deferred income taxes and other income taxes	36,304	37,621
Other long-term liabilities	3,778	941

Total long-term liabilities	303,401	309,550

Stockholders’ equity:
Common stock	63	61
Additional paid-in capital	419,633	414,149
Less: treasury stock at cost	(19,476)	(18,458)
Accumulated other comprehensive loss	(3,434)	(4,094)
Accumulated deficit	(103,657)	(95,703)

Total stockholders’ equity	293,129	295,955

Total liabilities and stockholders’ equity	$741,550	$771,198

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Epicor Reports Q3 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
Revenues:
License fees	$13,740	$22,405	$44,451	$65,266
Consulting	31,735	41,616	95,247	114,043
Maintenance	48,168	50,126	142,374	144,992
Hardware and other	4,933	21,615	15,643	41,630

Total revenues	98,576	135,762	297,715	365,931

Cost of revenues	42,593	68,180	132,784	186,020
Amortization of intangible assets	7,045	8,513	23,672	24,513

Total cost of revenues	49,638	76,693	156,456	210,533

Gross profit	48,938	59,069	141,259	155,398

Operating expenses:
Sales and marketing	18,176	20,519	54,417	63,149
Software development	11,844	13,561	36,682	40,885
General and administrative	13,317	13,982	41,541	39,490
Write off of in-process research and development	—	—	—	200
Restructuring and other	1,003	594	2,210	4,766

Total operating expenses	44,340	48,656	134,850	148,490

Income from operations	4,598	10,413	6,409	6,908
Interest expense	(6,481)	(6,264)	(17,351)	(16,897)
Interest and other income (expense), net	73	(773)	(159)	1,052

Income (loss) before income taxes	(1,810)	3,376	(11,101)	(8,937)
Provision (benefit) for income taxes	(2,166)	628	(3,147)	(3,940)

Net income (loss)	$356	$2,748	$(7,954)	$(4,997)

Net income (loss) per share:
Basic	$0.01	$0.05	$(0.13)	$(0.09)
Diluted	$0.01	$0.05	$(0.13)	$(0.09)
Weighted average common shares outstanding:
Basic	59,691	58,779	59,391	58,377
Diluted	60,305	59,186	59,391	58,377

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Epicor Reports Q3 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NON-GAAP NET INCOME RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income (loss) before income taxes	$(1,810)	$3,376	$(11,101)	$(8,937)
Add back:
Amortization of intangible assets	7,045	8,513	23,672	24,513
Stock-based compensation expense	1,835	1,824	5,897	6,219
Amortization of long-term debt discount	1,994	1,855	5,876	5,466
Debt issuance fees write off	1,647	—	2,571	—
Loss on foreign currency option contract	—	—	—	1,610
Loss on interest rate swap contract	559	—	559	—
Deferred revenue fair value adjustment	—	1,977	432	6,413
Restructuring and other	1,003	594	2,210	4,766
In-process research and development	—	—	—	200

Non-GAAP income before income taxes	12,273	18,139	30,116	40,250
Non-GAAP provision for income taxes [1]	(4,465)	(6,731)	(10,924)	(14,507)

Non-GAAP net income	$7,808	$11,408	$19,192	$25,743

Non-GAAP net income per diluted share	$0.13	$0.19	$0.32	$0.44

Weighted average common shares outstanding:
Diluted	60,305	59,186	59,953	59,045

[1]	The Company utilized a 38% tax rate for the calculation of the Non-GAAP provision for income taxes for comparison purposes with other periods.

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Epicor Reports Q3 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Total revenues	$98,576	$135,762	$297,715	$365,931

Net income (loss)	$356	$2,748	$(7,954)	$(4,997)
Provision (benefit) for income taxes	(2,166)	628	(3,147)	(3,940)
Interest expense	6,481	6,264	17,351	16,897
Amortization of intangible assets	7,045	8,513	23,672	24,513
Depreciation	1,901	2,244	6,020	6,158
Restructuring and other	1,003	594	2,210	4,766
In-process research and development	—	—	—	200
Deferred revenue fair value adjustment	—	1,977	432	6,413
Interest and other (income) expense, net	(73)	773	159	(1,052)

Adjusted EBITDA	$14,547	$23,741	$38,743	$48,958

Adjusted EBITDA percent of total revenues	14.8%	17.5%	13.0%	13.4%

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Epicor Reports Q3 2009 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY FREE CASH FLOW RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss)	$356	$2,748	$(7,954)	$(4,997)
Provision (benefit) for income taxes	(2,166)	628	(3,147)	(3,940)
Interest expense	6,481	6,264	17,351	16,897
Amortization of intangible assets	7,045	8,513	23,672	24,513
Depreciation	1,901	2,244	6,020	6,158
Restructuring and other	1,003	594	2,210	4,766
In-process research and development	—	—	—	200
Deferred revenue fair value adjustment	—	1,977	432	6,413
Interest and other (income) expense, net	(73)	773	159	(1,052)

Adjusted EBITDA	$14,547	$23,741	$38,743	$48,958

Adjusted EBITDA	$14,547	$23,741	$38,743	$48,958
Non-cash stock-based compensation	1,835	1,824	5,897	6,219
Capital expenditures	(463)	(2,215)	(2,502)	(7,830)
Cash paid for taxes	(848)	(771)	(2,760)	(4,052)
Net interest	(4,321)	(3,766)	(10,808)	(8,296)

Free cash flow	$10,750	$18,813	$28,570	$34,999